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                                                                     EXHIBIT 10a

                       LICENSE AND COLLABORATION AGREEMENT


         This Agreement (the "Agreement") is made and entered into this 28th day of November, 1994 by and among Polaroid Corporation, a Delaware corporation having its principle place of business at 549 Technology Square, Cambridge, Massachusetts 02139 ("Polaroid"), and Triple I Corporation, a Delaware corporation having its principle place of business at One Lowell Research Center, 847 Rogers Street, Lowell, Massachusetts 01852 ("Triple I").

         WHEREAS, the parties desire to promote the development, marketing and sales in the field of printed circuit board production of an image processing system consisting of a plotter or other image processing device designed by Triple I and using Polaroid's laser imagable film; and to collaborate in the fields of Automatic Inspection and PCB PhotoTool generation.

         In consideration of the mutual promises, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

1.       DEFINITIONS.

         "Automatic Inspection" shall mean the inspection of manufactured mechanical and electronic products, components and subassemblies, using computer analysis and processing techniques for image interpretation and control signal generation.

         "Developed Product" shall mean a product, process or service which has been offered for sale to the general public or as to which development has been substantially completed and firm plans exist to offer the product, process or service for sale to the general public within 6 months.

         "Triple I Electronic Imaging Intellectual Property" shall mean all Intellectual Property in electronic imaging devices and components and subassemblies thereof that incorporate, embody, use or are designed or produced using Technology developed by Triple I during. the term of this Agreement that either arises out of a collaboration between the parties or results from proprietary information provided by Polaroid.

         "Exploit" shall mean to utilize, and "Exploitation" shall mean the utilization of, any Technology in any manner, including without limitation making, having made, using, selling, leasing, and renting, and in the case of Technology that is a work of authorship, includes copying or creating derivative works of such Technology.

         "Intellectual Property" shall mean all proprietary rights in Technology, including all Patents, copyrights, mask works, trade secrets, licenses and proprietary information, whether existing now or in the future.

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         "Joint Intellectual Property" shall mean all Intellectual Property in
Technology as to which employees of both Triple I and Polaroid would be considered joint inventors or joint authors under applicable principles of patent or copyright law, regardless of whether such Intellectual Property would be patentable or copyrightable, PROVIDED THAT Joint Intellectual Property shall not include any Medium Intellectual Property or Medium Subject Matter Intellectual Property.

         "Medium" shall mean a laser imagable film for the production of high resolution images in dry image-forming substance.

         "Medium Subject Matter" shall mean any Medium, method of (or apparatus for) developing an image from the Medium or method of (or apparatus for) stabilizing, protecting or otherwise improving or enhancing the image attributes of such an image.

         "Medium Intellectual Property" shall mean all Intellectual Property in Technology related to any Medium and which arises out of a collaboration between the parties or is derived from proprietary information provided by Polaroid.

         "Medium Subject Matter Intellectual Property" shall mean all Intellectual Property in Technology related to Medium Subject Matter and which arises out of a collaboration between the parties or is derived from proprietary information provided by Polaroid.

         "Patent" shall mean any: (i) United States or foreign patent, patent application, patent disclosure or other patent right; (ii) any division, continuation, continuation-in-part or similar extension of an application that is a Patent; and (iii) any patent or other patent right that issues or is based upon an application that is a Patent.

         "PCB" shall mean a printed circuit board device used to interconnect electrical, optoelectrical or mechanical components and requiring a laser Plotter in the production thereof.

         "PCB Field" shall mean areas of technology and business related to the production of a printed circuit board (PCB) device.

         "Plotter" shall mean a print engine, recorder or other electromechanical device, including film handling and laser exposure means, for the laser exposure and processing of a Medium into an image useful, for example, as a PhotoTool in the production of printed circuit boards.

         "PhotoTool" or "Art Work" shall mean an image which is prepared from a Medium and used in the production of a PCB device.

         "Polaroid Imaging Intellectual Property" shall mean all Intellectual Property in Technology related to apparatus for and methods of acquiring, processing or recording image information, and susceptible of application in the fields of Automatic Inspection and PhotoTool generation, now or hereafter owned, developed, or otherwise acquired by Polaroid, including as a result of this Agreement.

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         "Technology" shall mean all inventions, discoveries, innovations, know-how, information and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, including software, hardware and integrated circuit chips (e.g., analog line version), whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise.

         "Triple I Intellectual Property" shall mean all Intellectual Property in Technology susceptible of application in the fields of optics and image acquisition, now or hereafter owned, developed or otherwise acquired by Triple I, including as a result of this Agreement.

2.       RESEARCH & DEVELOPMENT.

         a. SYSTEM INTEGRATION. Triple I shall be the overall system integrator of a system for use in the PCB Field and including a Plotter and Medium.

         b. DEVELOPMENT OF MEDIUM. Polaroid shall be responsible for development of the Medium and; aspects of image quality attributable to the Medium Subject Matter.

         c. PRODUCT REQUIREMENTS. The determination and validation of the product requirements for the Medium and for the Plotter shall be jointly determined and validated. Triple I shall lead such joint determination and validation.

3.       MANUFACTURING.

         a. MEDIUM. Polaroid shall manufacture the Medium. Polaroid shall manufacture Medium in sufficient quantities to meet Triple I's needs, as set forth in Triple I's Sales Forecasts. Polaroid shall adhere to the highest standards of quality in manufacturing the Medium.

         b. PLOTTER. Triple I shall manufacture, or have manufactured, the Plotter. Triple I shall adhere to the highest standards of quality in manufacturing the Plotter, and shall impose the same requirement upon any third party that Triple I engages to manufacture the Plotter.

         c. INTERFACES. Triple I shall be responsible for providing all interfaces between the Plotter and other hardware.

4.       MARKETING.

         a. MARKETING PLANS. Triple I shall develop, with the assistance of Polaroid, plans for marketing the Medium and the Plotter. Triple I's marketing plans shall include product positioning, pricing, packaging, promotion and placement.

         b. MARKETING IN THE PCB FIELD. Triple I shall have the right to market and sell the Medium in the PCB Field. Except as set forth in the following subparagraphs d. and e., Triple I's right to market and sell the Medium in the PCB Field shall be exclusive.

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         c. MILESTONES. Triple I agrees to use all commercially reasonable efforts to meet the performance milestones set forth in Exhibit A, which milestones may be amended from time to time by mutual agreement of the parties.

         d. FAILURE OF PERFORMANCE MILESTONES. In respect of any of the performance milestones set forth in paragraphs 1 through l0 of Exhibit A ("Performance Milestone(s)"), Triple I shall, within thirty (30) days of the end of any quarter in which it is determined that any such Performance Milestone will not be realized, provide Polaroid with a written report explaining Triple I's failure to meet any such Milestone and an undertaking by Triple I of steps necessary to ensure that it will meet such Milestone for the ensuing period. If Triple I fails during two consecutive quarters to meet its Performance Milestones, Polaroid may effective upon written notice from Polaroid to Triple I, elect at its option to (a) give notice of its willingness to revise any such Performance Milestone by a written mutual agreement which sets a revised (extended) date for performance of such Milestone; or (b) convert Triple I's right to market and sell the Medium in the PCB Field to a non-exclusive right. In the event that the parties undertake to revise any Performance Milestone by a written mutual agreement which extends the date for such Performance Milestone, Polaroid shall have the right, if any such Milestone remains unrealized by the end of the extended date, to exercise option (b) recited in this paragraph. The election of Polaroid to pursue revision (extension) of the date for performance of any Performance Milestone and consequent inability of the parties to reach an agreement extending the date for performance of such Milestone shall not preclude Polaroid from electing the option (b) of converting Triple I's right to market and sell the Medium in the PCB field to a non-exclusive right. Notwithstanding the foregoing, Triple I shall not be responsible for failing to meet any Performance Milestone if such failure is the result of a failure by Polaroid to supply quantities of Medium as required or the failure of Polaroid to meet a material obligation required by this Agreement.

         f. MARKET INFORMATION AND PLANNING. Triple I shall advise Polaroid promptly concerning any market information that may come to Triple I's attention regarding Polaroid, Polaroid's market position or the continued competitiveness of the Medium in the marketplace, including but not limited to charges, complaints, or claims by customers, or other persons, about Polaroid or its products, process or services. Triple I shall confer from time to time, at the request of Polaroid, on matters relating to market conditions, sales forecasting and product planning. In addition, Polaroid shall have access, via Triple I, to Triple I's customers for the purposes of obtaining feedback concerning product quality and customer needs and conducting technical and market testing.

5. SALES BY POLAROID. Polaroid shall sell Polaroid branded Medium to Triple I in sufficient quantities to meet Triple I's requirements, as set forth in Triple I's Sales Forecasts. In the event that Polaroid does not have sufficient inventory to meet Triple I's requirements and Polaroid's other commitments to supply Medium, Polaroid shall allocate a portion of its production of Medium to Triple I in the proportion that Triple I's then existing non-cancelable orders bears to total orders, until Polaroid is again meeting Triple I's requirements.


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6.       POLAROID: PRICES AND PAYMENT.

         a. PRICES. Medium will be sold to Triple I * , as it may be amended or modified from time to time by Polaroid, unless otherwise agreed to by formal price quotation. The amount of the aforesaid * shall be set by the * of product specifications for the Medium.

         b. PRICE INCREASE OR DECREASE. Polaroid may, upon thirty (30) days written notice, increase the prices for the Medium. Any increase shall apply to any order received by Polaroid after the date of the written notice, except that any increased price shall not apply to any firm order received by Polaroid during the thirty day notice period so long as shipment occurs no later than forty-five (45) days after the date of notice. Polaroid may decrease its prices without providing advance notice to Triple I. Price decreases shall apply to all Medium ordered but not yet shipped on the effective date of the decrease. Triple I will receive a credit equal to the difference between the net price paid by Triple I for Medium in Triple I's inventory, less any prior credits granted by Polaroid as to such Medium, and the new decreased price provided that (i) the Medium have been in Triple I's inventory less than one hundred twenty days from date of shipment and in a new and undamaged condition as of the effective date of the price decrease.

         c. TAXES. TARIFFS. FEES. Polaroid's prices do not include any federal, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which Polaroid may be required to pay or collect upon the sale or delivery of Medium or upon collection of the sales price. Should any tax or levy be made, Triple I agrees to pay such tax or levy and indemnify Polaroid for any claim for such tax or levy demanded.

         d. PAYMENT. All payments shall be made at the address designated by Polaroid.

         e. CREDIT TERMS. Shipments shall be made on credit terms with payment due forty-five (45) days after shipment.

         f. OTHER TERMS OF SALE. Except to the extent inconsistent, with this Agreement, all sales of Medium by Polaroid to Triple I shall be on Polaroid's standard terms and conditions of sale.

         g. DELIVERY OF TERMS AND CONDITIONS. Within sixty (60) days following execution of the Agreement, Polaroid shall provide to Triple I its standard terms. and conditions of sale.

7. RESALE PRICING. Polaroid may advise Triple I of an established list price for the Medium. Triple I shall establish the actual end user pricing for the Medium. Polaroid shall provide information to assist Triple I in establishing the actual end user pricing, but Triple I shall have the sole right to determine the price actually charged for the Medium.

----------------------------------------------------
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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8.       SERVICE.

         a. END USER SERVICE. Triple I shall provide end user service to Triple I's customers.

         b. BACK-UP SUPPORT. Polaroid shall provide back-up technical support concerning the Medium Subject Matter to the Triple I personnel providing end user support. Polaroid shall designate a technical support contact who shall be responsible for providing support to Triple I. The technical support contact shall have at least 9 months experience working with the Medium Subject Matter.

         c. TRAINING. Polaroid shall be responsible for providing training concerning the Medium Subject Matter to end users, Triple I engineers and Triple I support personnel, as appropriate.

         d. PERFORMANCE REPORTS. Triple I shall provide quarterly performance reports to Polaroid that report any feedback received by Triple I from its customers concerning the Medium.

9.       LICENSES.

         a. TRIPLE I LICENSE TO POLAROID IMAGING INTELLECTUAL PROPERTY. Polaroid grants to Triple I a worldwide, royalty-free, nonexclusive license, to commercially exploit and otherwise use, within the fields of Automatic Inspection and PhotoTool generation, Polaroid Imaging Intellectual Property.

         b. POLAROID LICENSE TO TRIPLE I INTELLECTUAL PROPERTY. Triple I grants to Polaroid a worldwide, royalty-free, nonexclusive license to commercially exploit and otherwise use, within the fields of optics and image acquisition, recording and processing, Triple I Intellectual Property.

         c. POLAROID LICENSE. TO ELECTRONIC IMAGING INTELLECTUAL PROPERTY. Triple I grants to Polaroid a worldwide, royalty-free, nonexclusive license to commercially exploit and otherwise use Triple I Electronic Imaging Intellectual Property.

         d. NO NEW BUSINESS. In the event that either party desires to market a new product, process or service incorporating any Intellectual Property licensed from the other under this section: the party shall inform the other party in writing, describing the product, process or service and the manner in which the Intellectual Property is to be used. The commercialization of any such new product, process or service that substantially embodies or is substantially based upon or derived from Intellectual Property licensed from the other party shall require a new agreement which the parties shall negotiate in good faith. For the purposes of the requirements of this section, a product, process or service shall not be considered "new" if the licensed Intellectual Property is
(i) used in a product, process or service offered on the effective date of this Agreement; (ii) used in a product, process or service within the scope of a business, research

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or strategic plan existing at the time of this  Agreement;  (iii) used for minor improvement or evolutionary enhancement of a product, process or service offered on the date of this Agreement or (iv) used for a minor improvement or evolutionary enhancement of a product, process or service within the scope of a business, research, or strategic plan existing at the time of this Agreement but offered subsequent to the effective date of this Agreement.

10.      OWNERSHIP OF INTELLECTUAL PROPERTY.

         a. INTELLECTUAL PROPERTY RELATED TO MEDIUM AND MEDIUM SUBJECT MATTER. Triple I hereby assigns and agrees to assign to Polaroid all Medium Intellectual Property and Medium Subject Matter Intellectual Property.

         b. JOINT INTELLECTUAL PROPERTY. Joint Intellectual Property will be owned jointly by Triple I and Polaroid. To the extent necessary to accomplish this result, Triple I hereby assigns and agrees to assign an undivided 50% interest in all Joint Intellectual Property to Polaroid, and Polaroid hereby assigns and agrees to assign an undivided 50% interest in all Joint Intellectual Property to Triple I.

         c. NO NEW BUSINESS In the event that either party desires to market a new product, process or service incorporating, embodying or substantially based upon Joint Intellectual Property, the party shall inform the other party in writing, describing the product, process or service and the manner in which the Joint Intellectual Property is to be used. The commercialization of .any such new product, process or service that incorporates, substantially embodies or is substantially based upon such Joint Intellectual Property shall require a new agreement which the parties will negotiate in good faith. For purposes of the requirements of this section, a product, process or service shall not be considered "new" if the licensed Intellectual Property is (i) used in a product, process or service offered on the effective date of this Agreement; (ii) used in a product, process or service within the scope of a business, research or strategic plan existing at the time of the Agreement; (iii) used for minor improvement or evolutionary enhancement of a product, process or service offered on the date of this Agreement or (iv) used for a minor improvement or evolutionary enhancement of a product, process or service within the scope of a business, research, or strategic plan existing at the time of this Agreement but offered subsequent to the effective date of this Agreement.

         d. LICENSE OR SALE OF JOINT INTELLECTUAL PROPERTY. Neither Triple I nor Polaroid shall, without the prior written permission of the other, sell, license or otherwise transfer the whole or any part of its interest in Joint Intellectual Property, except to (i) a successor by merger, business combination or reorganization involving ownership of all or substantially all of the transferor's assets; or (ii) a purchaser of all or substantially all of the transferor's assets.

11.      REPRESENTATIONS AND WARRANTIES.

         a. REPRESENTATIONS AND WARRANTIES OF POLAROID. Polaroid represents and warrants that:

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                  i. no impediment exists to its entering into this Agreement, and that no other Agreement has been or shall be made with any third party which will interfere with its performance under this Agreement.

                  ii. it is a corporation duly organized and validly existing under the laws of Delaware, and has all requisite power and authority to execute, deliver and perform this Agreement and any other agreements contemplated hereby and to consummate the transactions contemplated hereby.

                  The warranties expressed above shall survive any termination or nonrenewal of this Agreement. Polaroid shall defend, at its expense, and shall pay all costs and damages awarded for any claim against Triple I to the extent that such claim is based upon a breach by Polaroid of its warranties hereunder.

                  THE WARRANTIES SET FORTH IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         b. REPRESENTATIONS AND WARRANTIES OF TRIPLE I. Triple I represents and warrants that:

                  i. no impediment exists to its entering into this Agreement, and that no other Agreement has been or shall be made with any third party which will interfere with its performance under this Agreement.

                  ii. it is a corporation duly organized and validly existing under the laws of Delaware, and has all requisite power and authority to execute, deliver and perform this Agreement and any other agreements contemplated hereby and to consummate the transactions contemplated hereby.

                  The warranties expressed above shall survive any termination or nonrenewal of this Agreement. Triple I shall defend, at its expense, and shall pay all costs and damages awarded for any claim against Polaroid to the extent that such claim is based upon a breach by Triple I of its warranties hereunder.

                  THE WARRANTIES SET FORTH IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. TRADEMARKS, TRADE NAMES AND COPYRIGHTS. During the term of this Agreement, Triple I is authorized to use the trademark "Polaroid" and all other trademarks or tradenames directly associated with the Medium in connection with Triple I's advertisement, promotion and distribution of the Medium, only in such form and manner as is specifically approved by Polaroid. Before any such use of trademarks, Triple I shall submit to Polaroid, for its written

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approval,  finished  art  work  for  all  advertising  material,  publicity  and promotional material, sales and trade literature, and any other material bearing or making reference to Polaroid trademarks. Any such material submitted to Polaroid and not disapproved within fifteen (15) days after receipt shall be deemed to have been approved. Upon expiration or termination of this Agreement, Triple I will cease all display, advertising and use of all Polaroid names, marks, logos and designations. Triple I will not alter, erase or overprint any notice of proprietary rights on anything provided by Polaroid and will not attach any additional trademarks, logos or designations to the Medium or affix any Polaroid trademark, logo or designation to any non-Polaroid product.

13. TERM OF AGREEMENT This Agreement (i) shall be effective from the date first written above; (ii) shall, unless earlier terminated pursuant to the terms hereof, remain in effect for a term of eight (8) years from such date; (iii) shall be reviewed by the parties at least ninety (90) days before expiration of the original eight-year term and (iv) shall be renewable or extendable for such additional term and under such terms and conditions as are mutually agreed upon in writing by the parties. The phrase "term of this Agreement" and any substantially similar phrases shall mean collectively the original eight year term and any renewal period(s).

14. CONFIDENTIALITY. Polaroid and Triple I will from time-to-time to transmit and exchange technical and business information that is proprietary to the owner thereof. With respect to such proprietary information of the other party: (a) each party shall maintain the confidentiality of the information and prevent the disclosure of the information to third parties; (b) each party shall use at least the same degree of care to maintain the confidentiality of the information and avoid disclosure of the information as each party employs with respect to its own most important, confidential, proprietary information; and
(c) neither party shall, except as required to perform the tasks contemplated in this Agreement and as otherwise permitted by the terms of this Agreement, directly or indirectly use such proprietary information without the prior written consent of the other party.

         The provisions of this section shall not apply to any information which: (a) was already known to the receiving party before receipt or development of the information under an agreement between the parties, or (b) is or becomes publicly known through no wrongful act of the receiving party, or (c) is independently developed or acquired by employees or agents of the receiving party without access to the work performed hereunder, or (d) is required by law to be disclosed. The provisions of this section shall survive the term of this Agreement for a period of three (3) years.

15. RESOLUTION OF DISPUTES. Any disputes or controversies arising out of this Agreement or any breach thereof which cannot be resolved by the project management personnel for each party will be submitted for resolution to the President of Triple I and the Chief Executive Office (or designee thereof) of Polaroid, who shall endeavour to resolve the dispute. In the case of all disputes that cannot be so resolved, the parties shall be entitled to avail themselves of all legal remedies available to them. Neither party shall be entitled to consequential damages for violation of any of the provisions of this agreement.

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16.      TERMINATION. Either party shall have the right to terminate this
Agreement for Cause upon written notice to the other party. "Cause" shall mean
(i) Financial Distress or Collapse; or (ii) Default.

         FINANCIAL DISTRESS OR COLLAPSE. With respect to any party, "Financial Distress or Collapse" shall mean financial difficulties as evidenced by its making an assignment for the benefit of creditors, filing a petition in bankruptcy, petitioning or applying to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commencing any proceeding under any law or statute of any jurisdiction, whether now or hereafter in effect, relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or the modification or alteration of the rights of creditors; or by there being filed against it any such petition or application, or having any such proceeding commenced against it, in which an order for relief is entered or which remains undismissed for a period of 30 days or more; or indicating its consent to, approval of or acquiescence in, any such petition, application, proceeding or order; or suffering any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more.

         DEFAULT. "Default" shall mean the failure, in any material respect, continued for the applicable period of grace as specified in the next sentence, by a party to comply with its obligations under the Agreement, including but not limited to paragraphs 11 and 12 of Exhibit A, but excluding paragraphs 1 through 10 of Exhibit A. Any such failure shall be a Default if it shall have continued, after written notice by the non-defaulting party, for thirty days if the failure relates to payment of money and for sixty days if it relates to any other undertaking.

17.      EFFECT OF NONRENEWAL OR TERMINATION.

         a. CONTINUATION OF RIGHTS PENDING RESOLUTION OF DISPUTES. Notwithstanding any other provision of this Agreement, pending the final resolution of any good faith dispute between Polaroid and Triple I, the resolution of which shall be attempted by the parties pursuant to the provisions of section 15 of this Agreement, all of the rights of the parties under this Agreement shall continue in full force and effect, and neither party shall terminate this Agreement or the licenses hereunder.

         b. EFFECT OF NONRENEWAL OR TERMINATION. If this Agreement is not renewed or is terminated:

                  i. except as set forth in Section 17(c), all licenses granted under this Agreement shall cease to be of further force and effect; and

                  ii. except as is necessary to implement any licenses that continue in effect pursuant to Section 17(c), each party shall return to the other party or destroy all copies of all materials provided by the other party, and will certify to other party that such materials have been returned or destroyed.

         c. PRESERVATION OF RIGHTS OF THE PARTIES WITH RESPECT TO DEVELOPED PRODUCTS. The rights, including any licenses, of any party under this Agreement with respect to any Developed Product shall not be subject to termination except for Default with respect to material obligations in relation to that particular Developed Product.

18. INDEMNIFICATION. The parties agree to indemnify and hold each other harmless from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, resulting directly from any breach of this Agreement by the indemnifying party or any of its employees or agents. Such indemnification shall include the payment of all reasonable attorneys' fees and other costs incurred by the indemnified party in defending any such claims.

19.      GENERAL.

         a. PUBLICITY AND PUBLIC INFORMATION. The parties agree that neither of them will make any public statement referencing the collaboration between the parties or the existence or terms of this Agreement without prior consultation with and approval by the other party, except as required by law or any court order.

         b. SURVIVAL OF REPRESENTATIONS. The representations and warranties made herein shall survive any investigation made by the parties and the execution of this Agreement.

         c. NONASSIGNMENT. This Agreement, as well as any right obtained under this Agreement, shall not be sublicensed, except as otherwise provided in this Agreement, or assigned to any third Party, except to a successor by merger, business combination or reorganization involving of ownership of all or Substantially all of the transferor's assets, or to a purchaser of all or Substantially all of the transferor's assets.

         d. INCORPORATION BY REFERENCE All Exhibits appended to this Agreement are herein incorporated by reference and made a part hereof

         e. PARTIES IN INTEREST. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         f. AMENDMENTS AND WAIVERS. No changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), except upon mutual written agreement of the parties.

         g. GOVERNING LAW. This Agreement shall be construed and enforced according to and all actions related to the subject matter hereof shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to its conflict of laws rules.

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         h. NOTICES. All notices or payments required to be sent to either party shall be in writing addressed to the party at the address set forth in the preamble or such other address as a party may from time to time furnish in writing to the other party. All notices shall be effective upon receipt by the intended recipient.

         i. RELATIONSHIP OF THE PARTIES. This Agreement does not create a Partnership or joint venture between the parties and neither party shall have power to obligate or bind the other in any manner whatsoever.

         j. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         k. EFFECT OF HEADINGS. The headings and titles used herein are for convenience only and shall not affect the construction hereof.

         1. ENTIRE AGREEMENT. This Agreement Constitutes the entire agreement among the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the exchanges hereunder and the subject matter hereof.

         m. SEVERABILITY. If any term or provision of this Agreement shall become or be declared illegal, invalid or unenforceable, such term or provision shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement, provided that if such deletion substantially affects or alters the commercial basis of this Agreement the parties shall negotiate in good faith to amend and modify the terms and provisions of this Agreement to give effect to the original intent of the parties.

         n. WARRANT OF AUTHORITY. The persons signing this Agreement as agents or representatives of the parties warrant that they have authority to bind to this Agreement each party for which such signature is made.

         IN WITNESS WHEREOF, the parties to this Agreement have duly authorized and executed this Agreement as of the date first written above.

                                                POLAROID CORPORATION
                                                By: /s/ Bruce B. Henry
                                                  --------------------
                                                Name: Bruce B. Henry
                                                Title: Executive Vice President


                                                TRIPLE I CORPORATION
                                                By: /s/ Juan J. Amodei
                                                   -------------------
                                                Name: Juan J. Amodei
                                                Title: President

                                                                    Exhibit A


                            Exhibit-A Attachment to:

                       LICENSE AND COLLABORATION AGREEMENT

                             Performance Milestones

1. By * Triple I shall have commercial access to a PLOTTER * MEDIUM *.

2. By * Triple I shall have modified * to the extent necessary, * MEDIUM and PLOTTER to be used.

3. "Fiscal year" under this agreement shall mean Triple I's fiscal year beginning on October 1 and ending September 30. Year One under this agreement shall mean the twelve month period ending September 30, 1995.

4. PLOTTER unit sales shall meet or exceed the following for each fiscal year specified under the Agreement as follows: *. Quarterly milestones for PLOTTER unit sales shall be determined by dividing any Year's sales performance number into four approximately equal portions.

5. Polaroid MEDIUM sales shall meet or exceed the following * for each Year specified under the Agreement as follows: *. Quarterly milestones for MEDIUM sales shall be determined by apportioning any Year's sales performance number into four approximately equal portions.

6. Without regard to the requirements of item 5 above, Triple I also agrees that sales of Polaroid MEDIUM must represent at least the following respective percentages of *.

7. Triple I agrees to launch the MEDIUM and PLOTTER products no later than the *. Triple I further agrees that it will launch the MEDIUM and PLOTTER in either
* no later than the * under the Agreement.

8. Triple I agrees that sales of Polaroid MEDIUM beginning with the fiscal year following the launch date specified in item 7, must represent at least the following *.

9. "Sales" for Years 2 through 8 shall exclude from consideration any * PLOTTERS or MEDIUM *. "Sales" for Year 1 may include such conditional sales.
-------------------------------------------------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

10. "Sales", for the purpose of satisfying requirements under items 4 and 5 only, may include PLOTTER or MEDIUM * as sales for Year 2. Otherwise, annual PLOTTER sales and MEDIUM sales requirements for purposes of satisfying these performance milestones will not be cumulative from year to year.

11. Triple I must make prompt payment to Polaroid of all amounts due to Polaroid for MEDIUM or any other amounts due for other invoices. Terms of commercial payments between the parties shall be agreed to in writing and modified in writing when and if necessary.

12. Triple I's Financial books and records shall be subject to audit by Polaroid at Polaroid's expense. The audits may be undertaken by Polaroid employees; or Polaroid may engage nationally recognized firm of Certified Public Accountants to undertake the audits.
-------------------------------------------------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                              POLAROID CORPORATION
                              549 Technology Square
                         Cambridge, Massachusetts 02139



                                                   June 17, 1996

Dr. Juan J. Amodei
TRIPLE I CORPORATION
One Lowell Research Center
847 Rogers Street
Lowell, MA 01852

Dear Juan:

         As you are aware, Polaroid Corporation has made an equity investment of $800,000 and owns in excess of 20% of Triple I Corporation's outstanding common stock. Polaroid made that investment in anticipation of significant appreciation and continues to encourage Triple I's success in its various endeavors, and in particular those endeavors which maximize use of Polaroid's film products.

         Due to the fact that Triple I failed to meet certain milestones specified in the License And Collaboration agreement between Polaroid and Triple I dated November 28, 1994, as amended by fax from you dated April 26, 1996, a copy of which is enclosed (the "Agreement"), Polaroid, by letter of May 23, 1996, gave notice to Triple I of the conversion of its exclusive right to market and sell Medium in the PCB Field to a non-exclusive right in accordance with
Section 4d of the Agreement.

         You have requested that Polaroid reconsider and withdraw its notice of conversion of exclusive Medium marketing rights to non-exclusive rights and make certain other amendments to the Agreement. Polaroid agrees with the essence of your proposal and offers by this letter to make the modifications that you requested. To avoid confusion concerning expectations, I have set forth below the amendments to the Agreement that we discussed and ask for your prompt review and consideration.

         The Agreement is hereby amended as follows:

1.       Add as the last sentence to paragraph 4d:

                  "In no event will the quality of Medium provided by Polaroid to Triple I be considered the failure of Polaroid to meet a material obligation required by this Agreement if Medium of like quality is commercially sold by Polaroid for use in commercially available plotters used in the graphics field.

2. Delete Performance Milestone 3 and substitute the following:

                  3. Year One under this agreement shall mean the twelve month period ending May 31, 1996.

3. Delete Performance Milestone 4 and substitute the following:

                  4. PLOTTER unit sales shall meet or exceed the following for each year specified under the Agreement as follows: *. Quarterly milestones for PLOTTER unit sales shall be determined by dividing any year's sales performance number into four approximately equal portions.

4. Delete Performance Milestone 5 and substitute the following:

                  5. Polaroid MEDIUM sales shall meet or exceed the following *
                     for each year specified under the Agreement as follows: *. Quarterly milestones for MEDIUM sales shall be determined by apportioning any year's sales performance number into four approximately equal portions.

5. Delete Performance Milestone 7 and substitute the following:

                  7. Triple I agrees to launch the MEDIUM and PLOTTER no later than the * . Triple I further agrees that it will launch the MEDIUM and PLOTTER in either * no later than the * under the Agreement

6. In Performance Milestone 8, line 1, delete "fiscal".

         In addition, before August 1, 1996, Triple I will either pay to Polaroid $90,000, in which event Polaroid will transfer title to its plotter now resident at Triple I's facility to Triple I, or Triple I will return the plotter to Polaroid at Polaroid's expense. Also, as of the date of execution of this amendatory letter by Triple I, Triple I represents that there is no outstanding failure of Polaroid to meet any material obligation required by the Agreement.

------------------------------------------------------
         *Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

         Juan, I believe we continue to have the basis for a mutually beneficial relationship. As a consequence of your acceptance of these amendments to the Agreement, the letter of May 23, 1996 from Polaroid to Triple I, which converted Triple I's Medium marketing rights from exclusive to non-exclusive, will be automatically withdrawn and of no legal effect. Polaroid's offer to amend the Agreement and withdraw the May 23, 1996 letter will expire at 5:00 p.m. on June 26, 1996 if not accepted by Triple I before that time. Acceptance may be communicated by signing one copy of this letter where indicated below and returning it to me.

                                                  Sincerely yours,

                                                  /s/ Robert M. Delahunt
                                                      ------------------
                                                      Robert M. Delahunt
                                                      Senior Vice President




Accepted and Agreed:

/s/ Juan J. Amodei
    --------------
By: Juan J. Amodei

Date: June 25, 1996

AOI INTERNATIONAL

Juan J. Amodei
President


                                                       January 10, 1997


Mr. Robert Delahunt
Senior Vice President
Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139

Re:      LICENSE AND COLLABORATION AGREEMENT

Dear Bob:

         On November 23, 1994, Triple I Corporation ("Triple I") and Polaroid Corporation ("Polaroid") entered into a License and Collaboration Agreement, which was amended on June 17, 1996 (the agreement and all amendments are hereby referred to as the "Agreement"). This letter is intended to state the parties' understanding as to certain performance milestones, listed in Sections 4 and 5 of EXHIBIT A under the Agreement ("Performance Milestones"), that Triple I must achieve as part of the Agreement.

         Polaroid and Triple I acknowledge their differences in respect of any right of Polaroid to convert Triple I's exclusive rights to market MEDIUM in the PCB field from exclusive to non-exclusive rights. Nonetheless, Polaroid and Triple I hereby agree that Polaroid will not act in respect to the Year-2 quarterly Performance Milestones until May 31, 1997, at which time Triple I is required to meet the annual Performance Milestones due on that date. If Triple I fails to meet these annual requirements, Polaroid, at its discretion, may proceed in accordance with Section 4(d) of the Agreement.

         Polaroid and Triple I also agree that Industrial Imaging Corporation ("Industrial Imaging"), the parent corporation of Triple I, shall include certain disclosures, in the form attached as EXHIBIT A, in Industrial Imaging's Form 8-K to be timely filed in accordance with the rules of the Securities and Exchange Commission following the completion of the exchange of shares between Triple I and Industrial Imaging. Simultaneously with the agreement by the parties to the above terms of this letter, Polaroid, a shareholder of Triple I, agrees to execute its Shareholder Exchange Agreement, which will enable Triple I to proceed with the transaction involving Industrial Imaging.

         Triple I also acknowledges that, as of the date of this letter, there is no outstanding failure of Polaroid to meet any material obligation required by the Agreement. In no event will the quality of the MEDIUM provided by Polaroid to Triple I be considered the failure of Polaroid to meet a material obligation required by this Agreement if MEDIUM of like quality is commercially sold by Polaroid for use in commercially available plotters used in the graphics field.

         Triple I agrees that it will not, in the event it fails to meet the full Year-2 Performance Milestones by the end of May 1997, invoke in justification thereof any alleged failure of or responsibility in Polaroid, as of the date of this letter.

         For the purpose of testing the full Year-2 Performance Milestones set for performance by May 31, 1997, PLOTTER unit sales, shall only be considered sales upon the receipt of Triple I of *.

         All of the provisions of the Agreement, as amended June 17,1996, remain in full force and effect to the extent not inconsistent with the provisions of this letter.

         Triple I acknowledges that the Agreement does not prohibit Polaroid from accepting inquiries from any person, partnership, corporation or other third party in respect of possible mutual business opportunities involving any plotter and MEDIUM for use in the PCB field (including opportunities based upon sales of MEDIUM by any such third party); and the Agreement shall not be construed in any manner to preclude or inhibit any such discussions. Polaroid agrees, however, that it will not, except with Triple I's prior written approval, enter into any agreement with any such third party authorizing the marketing of MEDIUM by such party in the PCB field unless Triple I shall have failed to meet its full Year-2 Performance Milestones and Polaroid shall have served notice upon Triple I of the conversion of its exclusive marketing rights to non-exclusive rights.

         If you agree with the above terms, kindly acknowledge your agreement by signing this letter below where indicated and returning it to me, along with a copy of the Shareholder Agreement signature page containing Polaroid's signature.

---------------------------------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

         Please contact me with questions.


                                                Very truly yours,

                                                /s/ Juan J. Amodei
                                                    ---------------
                                                    Juan J. Amodei, Ph.D.

Enclosures
c:  Neil H. Aronson, Esquire

ACKNOWLEDGED AND AGREED:

POLAROID CORPORATION



By:      /S/ ROBERT M. DELAHUNT
         ----------------------
         Duly authorized

Date:    JANUARY 10, 1997
         ----------------------